UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Temecula Valley Bancorp Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2008

Dear Shareholder:

I am pleased to invite you to the 2008 Annual Meeting of Shareholders of Temecula Valley Bancorp Inc. We will hold the meeting at 10:00 a.m. on Tuesday, May 27, 2008 at Temecula Creek Inn located at 44501 Rainbow Canyon Road, Temecula, California 92592.

This booklet contains the Notice of Annual Meeting and the Proxy Statement and is accompanied by a proxy card. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Temecula Valley Bancorp Inc. and its principal subsidiary, Temecula Valley Bank.

I hope that you can join us on the 27th of May. Whether or not you plan to attend, please sign and return your proxy card as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend. You may be eligible to vote electronically over the Internet or by telephone by following the instructions on the proxy card.

Your continued support and interest in Temecula Valley Bancorp are sincerely appreciated.

Sincerely,
By:  /s/ Stephen H. Wacknitz

Stephen H. Wacknitz
President and Chief Executive Officer
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2008

The 2008 Annual Meeting of Shareholders of Temecula Valley Bancorp Inc. will be held at Temecula Creek Inn, 44501 Rainbow Canyon Road, Temecula, California 92592 at 10:00 a.m. on Tuesday, May 27, 2008 for the following purposes:

1.	To elect seven directors to serve on our board of directors until the 2009 annual meeting of shareholders or until their successors have been duly elected and qualified.

2.
To approve an amendment of the Temecula Valley Bancorp Inc. 2004 Stock Incentive Plan to increase the number of shares reserved for issuance under the plan by 500,000 shares, to provide that no options can be granted at less than fair market value, to modify the definition of fair market value and to limit the number of options that may be granted to any one person each year.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement.

You can vote if you are a shareholder of record of our common stock at the close of business on March 28, 2008.

You are urged to sign and return the enclosed proxy card as promptly as possible, whether or not you attend the meeting in person. The proxy is solicited by our board of directors. Any shareholder giving a proxy may revoke it prior to the time it is actually voted by filing a written revocation or duly executed proxy card bearing a later date with our Secretary, or by revoking all previously signed and filed proxies and attending the meeting and voting in person.

A list of shareholders entitled to vote at the meeting will be available for inspection at our executive offices. If you attend the meeting and your shares are held in the name of a broker or other nominee, you should bring a proxy from that firm confirming your ownership of shares as of the record date.

A copy of our annual report on Form 10-K is enclosed with this notice and proxy statement. Additional copies of any of these materials may be obtained, without charge, by contacting Donald A. Pitcher, our Chief Financial Officer and Secretary, 27710 Jefferson Avenue, Suite A100, Temecula, California 92590, (951) 694-9940.

 By Order of the Board of Directors:
 By: /s/ Donald A. Pitcher
Temecula, California                                                                               Donald A. Pitcher
April 16, 2008                                                                                          Secretary

i

TEMECULA VALLEY BANCORP INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2008

INTRODUCTION

Our board of directors is soliciting proxies for this year's annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Our board of directors set the close of business on March 28, 2008 as the record date for the annual meeting. Shareholders who were the record holders of Temecula Valley Bancorp Inc. common stock as of that date are entitled to vote at the meeting, with each share entitled to one vote. There were 10,063,267 shares of our common stock outstanding on March 28, 2008, held of record by approximately 407 registered shareholders.

Voting materials, which include this proxy statement, a proxy card and our annual report on Form 10-K, are being mailed to shareholders on or about April 16, 2008.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you owned shares of our common stock as of the close of business on March 28, 2008. This proxy statement describes the issues on which we would like you to vote.

When you sign the proxy card, you appoint Dr. Steven W. Aichle and Mr. Richard W. Wright as your representatives at the meeting. Dr. Aichle and Mr. Wright, or their substitutes, will vote your shares at the annual meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

Who is soliciting my proxy and who is paying the cost of solicitation?

Our board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2008 annual meeting. Certain directors, officers and employees of our company may solicit proxies by mail, facsimile or in person.

Our company will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock. However, we reserve the right to hire special employees or paid solicitors to assist us in obtaining proxies if we believe it is necessary to secure a quorum.

What am I voting on?

At the annual meeting you will be asked to vote on two matters. The first is the re-election of our existing seven directors to serve on our board of directors until the 2009 annual meeting of shareholders or until their successors have been duly qualified and elected. The second is an amendment of our 2004 Stock Incentive Plan to provide for a 500,000 share increase in the number of shares of common stock available under our 2004 Stock Incentive Plan, to provide that no options can be granted at less than fair market value, to modify the definition of fair market value and to limit the number of options that may be granted to any one person each year.

Who is entitled to vote?

Only shareholders who were owners of record of our common stock as of the close of business on March 28, 2008 are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponements or adjournments of the annual meeting.

How many votes do I have?

Each share of common stock entitles the holder of record to one vote on any matter coming before the annual meeting.

How do I vote?

You may vote using any of the following methods:

By Mail.  Be sure to complete, sign and date the proxy card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors.

By Telephone or on the Internet.  You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.investorvote.com/tmcv.  Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 1:00  a.m. Central Time on May 27, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive directly from the holder of record. If you vote by telephone or on the Internet, you do not have to return your proxy card.

In Person at the Annual Meeting.  All shareholders may vote in person at the annual meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If your shares are held in the name of a broker or other nominee, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting by filing with our Secretary at our main office either a notice of revocation or another signed proxy card or ballot bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of board of directors?

Our board of directors recommends a vote FOR the election of all of the nominated directors listed in this proxy statement and FOR the amendments to our 2004 Stock Incentive Plan. If any other matters are considered at the meeting, Dr. Aichle and Mr. Wright will vote as recommended by the board of directors. If the board of directors does not give a recommendation, Dr. Aichle and Mr. Wright will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name and you do not return your proxy card or do not vote by telephone, on the Internet or in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may be able to vote your shares at this meeting on the election of directors and/or the amendments to our 2004 Stock Incentive Plan, depending on your brokerage agreement.

How many shares must be present to hold the annual meeting?

A majority of our outstanding shares of common stock as of March 28, 2008 (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has voted telephonically or on the Internet or has properly submitted a proxy card. As of March 28, 2008, the record date for the annual meeting, 10,063,267 shares of our common stock were outstanding and eligible to vote.

What vote is required to elect directors?

The seven director nominees who receive the highest number of FOR votes will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees. However, any shares not voted FOR a particular nominee as a result of a direction to withhold (an abstention) or a broker non-vote will not affect the outcome of the vote.

You may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by our board of directors by marking the appropriate box on the proxy card and filling in the box next to the names of the disfavored candidates as they appear on the proxy card. In that event, the proxy holders will not cast any of your votes for candidates whose names have been indicated by filling in the box. However, the proxy holders will retain the authority to vote for the candidates nominated by the board of directors whose names have not been struck out or otherwise indicated as disfavored by filling in the box and for any candidates who may be properly nominated at the annual meeting. Ballots will be available at the annual meeting for shareholders who desire to vote in person.

What vote is required to approve the amendments to our 2004 Stock Incentive Plan?

The favorable vote of the holders of a majority of the shares of our common stock present and entitled to vote at the annual meeting in person or by proxy is required to approve the amendments to our 2004 Stock Incentive Plan. If you do not vote FOR the amendments or if you do not vote at all (abstain), and we do not otherwise obtain enough FOR votes to approve the changes to our 2004 Stock Incentive Plan, the amendments will not be approved.

When are shareholder proposals due?

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), proposals by our shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our 2009 annual meeting must be delivered to our Secretary at our principal offices no later than December 22, 2008. In addition to these advance notice requirements, there are other requirements that a shareholder must meet in order to have a proposal included in our proxy statement under the rules of the Securities and Exchange Commission (“SEC”).

For nominations and all other proposals by our shareholders to be timely and proper, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices in accordance with the advance notice provisions and other requirements of our bylaws and applicable law. Our bylaws provide that proposals may be made by any shareholder who timely and completely complies with the notice procedures contained in our bylaws, was a shareholder of record at the time of giving notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for shareholder action and the shareholder otherwise complies with the provisions of our bylaws and applicable law. However, shareholder nominations of persons for election to our board of directors at a special meeting may only be made if our board of directors has determined that directors are to be elected at the special meeting.

To be timely, a shareholder's notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our Secretary at our principal executive offices not later than, in the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of shareholders, which mailing date was April 18, 2007. However, if the date of the current year's meeting has changed more than 30 days from the date of the prior year's meeting, then in order for the shareholder's notice to be timely it must be delivered to our Secretary a reasonable time before we mail our proxy materials for the current year's meeting. For purposes of the preceding sentence, a “reasonable time” coincides with any adjusted deadline we publicly announce and in the case of a special meeting, the close of business on the seventh day following the day on which we first publicly announce the date of the special meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

How can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. Final results about the 2004 Stock Incentive Plan amendments will be published in a Form 8-K after the meeting. Final results relative to our board of directors and the 2004 Incentive Stock Option amendments will be published in our quarterly report on Form 10-Q for the second quarter of 2008, which we will file with the SEC. You may view and print the Form 10-Q through the SEC's electronic data system called EDGAR at www.sec.gov.

BENEFICIAL OWNERSHIP

To our knowledge, one shareholder beneficially owned more than 5% of the outstanding shares of our common stock as of the record date. He is listed in the table below.

The following table shows, as of March 28, 2008, the amount of our common stock beneficially owned (unless otherwise indicated) by (a) each director/director nominee; (b) each of the “named executive officers” of our company and our bank named in the Summary Compensation Table below; (c) the one person known to us to be the beneficial owner of more than 5% of our common stock; and (d) all of our bank's directors and executive officers as a group. Except as otherwise noted, we believe that the beneficial owners of the shares listed in the following table, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. Percentages are based on 10,063,267 shares of common stock outstanding as of March 28, 2008.

As used throughout the proxy statement, the term “executive officer,” except as otherwise noted, means our bank’s President/Chief Executive Officer, Chief Operating Officer, Chief Credit Officer, Chief Financial Officer, and Director of Capital Markets/Treasurer. An officer who does not participate in major policy-making functions or is not otherwise in charge of a principal business unit, division or function of our bank is not included in the definition of the term “executive officer.” There are other principal officers of our bank with an “executive” title that do not fall within this definition.

Our “named executive officers” are Stephen H. Wacknitz, Donald A. Pitcher, William H. McGaughey, Thomas M. Shepherd and Frank Basirico. As of January 14, 2008, Mr. Shepherd’s employment with the bank terminated.

The business or mailing address for each listed person is 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590. For purposes of the table below, a person is deemed to be the “beneficial owner” of any shares that such person has the right to acquire within 60 days. Also, for purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name & Position	Common Shares Owned Beneficially	Percent of Class
Dr. Steven W. Aichle, Nominee/Director, Company/Bank	317,894 (1)	3.12%
Frank Basirico, Jr., SEVP/Chief Credit Officer	19,274 (2)	0.19%
Dr. Robert P. Beck, Nominee/Director, Company/Bank	210,391 (3)	2.09%
Neil M. Cleveland, Nominee/Director, Company/Bank	156,402 (4)	1.54%
George Cossolias, Nominee/Director, Company/Bank	36,000 (5)	0.36%
William H. McGaughey, SEVP/Director Capital Markets/Treasurer, Bank	25,769 (6)	0.26%
Luther J. Mohr, Nominee/Director, Company/Bank	350,550 (7)	3.45%
Donald A. Pitcher, EVP/CFO, Bank: CFO, Company	83,422 (8)	0.83%
Thomas M. Shepherd, former SEVP/Chief Credit Officer, Bank	49,595 (9)	0.49%
Stephen H. Wacknitz, Nominee/Director/Pres/CEO/COB,	828,282 (10)	8.09%
Bank/Company/5% Shareholder of Company
Richard W. Wright, Nominee/Director, Company/Bank	192,366 (11)	1.90%

ALL DIRECTORS AND EXECUTIVE OFFICERS (12 in number)	2,289,042	21.26%
                ______________________________

(1)	Includes 118,762 shares of common stock underlying stock options
(2)	Includes 13,332 shares of common stock underlying stock options
(3)	Includes 2,229 shares of common stock underlying stock options
(4)	Includes 104,000 shares of common stock underlying stock options
(5)	Includes 3,000 shares of common stock underlying stock options
(6)	Includes 23,333 shares of common stock underlying stock options and 90 allocated ESOP shares
(7)	Includes 110,000 shares of common stock underlying stock options
(8)	Includes 28,332 shares of common stock underlying stock options and 90 allocated ESOP shares
(9)	Includes 26,664 shares of common stock underlying stock options and 90 allocated ESOP shares;employment with bank terminated January 14, 2008
(10)	Includes173,114 shares of common stock underlying stock options and 90 allocated ESOP shares
(11)	Includes 85,000 shares of common stock underlying stock options

PROPOSAL 1 - ELECTION OF DIRECTORS

Our bylaws provide that the number of directors to be elected by our shareholders will be at least five and not more than nine. Under our bylaws, our board of directors has authority to decide the exact number of directors to be elected within these limits. Our board has fixed the number of directors to be elected at the annual meeting at seven and upon the recommendation of the Nominating Committee, has nominated the following persons for election as directors to serve until the 2009 annual meeting or until their successors are elected: Steven W. Aichle, Robert P. Beck, Neil M. Cleveland, George Cossolias, Luther J. Mohr, Stephen H. Wacknitz and Richard W. Wright.

If one of the nominees refuses or becomes unable to serve, our board of directors may reduce the number of seats on the board or designate a substitute nominee. If the board of directors designates a substitute, shares represented by proxy will be voted FOR the substitute nominee unless the proxy withholds authority to vote for all nominees listed. The board of directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

PROPOSAL 2 – APPROVAL OF AMENDMENTS TO THE 2004 STOCK INCENTIVE PLAN

Our Executive Officer Compensation Committee and our board of directors, subject to approval of our shareholders, have adopted amendments to the Temecula Valley Bancorp Inc. 2004 Stock Incentive Plan (the “Plan”), to increase the number of shares that may be issued under the Plan, to provide grants only at fair market value, to modify the definition of fair market value and to limit the number of options that may be granted to any one person each year.

The Plan was adopted by our board in March 2004 and approved by our shareholders in May 2004. Currently, the Plan authorizes: (i) 700,000 shares of our common stock for issuance as stock options, 65,884 of which remain available for grant as of the record date; and (ii) the issuance of incentive stock options (“ISOs”) at 100% of fair market value (as defined in the Plan) and non-statutory stock options (“NSOs”) at 85% of fair market value. The amendments would increase the number of shares of common stock available for issuance as stock options by 500,000 shares, prohibit the issuance of any stock options below fair market value, modify the definition of fair market value and limit the number of options that may be granted under the Plan to an individual each year.

Our board believes that the adoption of the amendment to increase the number of shares authorized under the Plan is needed to complement the strategic plans and goals of our company as the availability of option shares enhances the long-term value for our shareholders by offering opportunities to our employees, officers, consultants and directors to acquire a proprietary interest in us and to link their interests and efforts to our shareholders’ long-term interests. Our board believes that existing grants under the Plan have contributed substantially to the successful achievement of these objectives. The amendment to the Plan calling for the issuance of all options at fair market value amends the Plan to reflect a practice our company adopted in January 2007. The amendments to the Plan to modify the definition of fair market value and to limit the number of options that may be granted under the Plan to an individual each year will update our Plan relative to recent changes in the law.

Set forth below is a summary of certain important features of the amended Plan, which summary is qualified in its entirety by reference to the full text of the Plan, as amended, which is published in the proxy statement as Appendix A. The proposed amendments are shown in bold type in Appendix A.

Description of the Plan

The Plan is administered by our board of directors or a committee of our board of directors (“Administrator”). The Plan allows the Administrator to make awards of stock options to employees, officers, consultants and directors of our company or of entities directly or indirectly controlled by our company or an entity in which our company has a significant equity interest.

An aggregate of 700,000 shares of common stock is authorized for issuance under the Plan; however, as of March 28, 2008, only 65,884 remained available for grant. The proposed amendment would increase the number of shares available for grant under the Plan by 500,000. The aggregate number of shares available for grant and the price of stock options and number of shares under outstanding grants will be adjusted in the event of changes in capitalization, including a stock dividend, stock split, or recapitalization.

Stock options. The Administrator may grant either ISOs, which comply with Section 422 of the Internal Revenue Code (“Code”), or NSOs. The Administrator will set option exercise prices and terms. Regardless of option type, however, the exercise price of an option may not be less than 100% of the fair market value (the closing sales price on the last market trading day prior to the grant). The fair market value on March 28, 2008, was $9.50. Vesting is determined by the Administrator. In practice, generally, our ISOs vest over three years in substantially equal amounts, and NSOs vest immediately. The term of a stock option may not be more than ten years.

Federal Income Tax Consequences of the Plan: We have been advised by counsel that the material federal income tax consequences to our company and the bank’s employees of the grant and exercise of options under existing and applicable provisions of the Code and regulations will generally be as follows:

Non-statutory Stock Options: A recipient will not have any income at the time an NSO is granted nor will we be entitled to a deduction at that time. When an NSO is exercised, the optionee will have ordinary income (whether the option price is paid in cash or by surrender of already owned company common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. We will be entitled to a tax deduction with respect to an NSO at the same time and in the same amount as the recipient, assuming that the deduction is not disallowed by Section 162(m) of the Code (which limits our deduction in any one year for certain remuneration paid to certain executives in excess of $1 million) or otherwise limited under the Code.

Incentive Stock Options: An optionee will not have any income at the time an ISO is granted. Furthermore, an optionee will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the exercise price will be a preference item that could create an alternative minimum tax liability. If an optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. If the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition is normally a "disqualifying disposition," and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the amount received for the shares (or, in the case of a gift, the fair market value of the shares at the time the ISO is exercised) over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain depending on whether the shares were held for the short- or long-term capital gains holding periods.

We are not entitled to a deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, we would be entitled to a deduction at the same time and in the same amount as the optionee, assuming that the deduction is not disallowed by Section 162(m) of the Code.

Approval of the amendments to the Plan will require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the annual meeting.

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS
All of the below listed nominees are presently directors of our company and our bank.

Stephen H. Wacknitz
Chairman of both Boards of Directors
Chief Executive Officer and President
Chairman – Executive Committee

Mr. Wacknitz, 68, has been the President, Chief Executive Officer and Chairman of our bank since 1996 and of our company since 2002. He was President/CEO at Fallbrook National Bank, Fallbrook, California from 1984 to 1995; Senior Vice President/Senior Loan Officer from 1982 to 1984 at Rancho Vista National Bank, California; Vice President/Manager from 1977 to 1982 at Grossmont Bank, California. Mr. Wacknitz held various other banking positions beginning in 1962.

Steven W. Aichle
Director of our bank since 1996
Director of our company since 2002
Chairman – Nominating Committee
Member - Audit, Executive and Executive Officer Compensation Committees

Dr. Aichle, 64, has been a business and civic leader in the community and surrounding communities of our bank for the last 25 years. He founded Avocado Animal Hospital, Fallbrook, California in 1974 and continues as owner/veterinarian. Dr. Aichle is the Owner/Founder of Fallbrook Fine Art Gallery since 1985.

Robert P. Beck
Director of our bank since 1996
Director of our company since 2002
Member – Audit, Executive Officer Compensation and Nominating Committees

Dr. Beck, 63, opened practice in 1970 as the first dentist in Temecula, California. In 2007, Dr. Beck sold his dental practice and retired. He consults in this field and participates in dental outreach programs in Mexico. He has been involved in the Chamber of Commerce and civic affairs throughout his years in Temecula.

Neil M. Cleveland
Director of our bank since 1996
Director of our company since 2002
Chairman – Stock Option Committee
Member – Executive Committee

Mr. Cleveland, 56, is involved in the brokerage, development, management and consulting business relative to commercial and industrial real estate, principally in Southern California. He has been the co-owner of Rancho Land Associates since 1980.

George Cossolias
Director of our bank and company since 2004
Chairman - Audit Committee
Chairman - Executive Officer Compensation Committee
Member - Nominating Committee

Mr. Cossolias, 72, is a Certified Public Accountant with his own practice since 1964. He has been a member of American Institute of Certified Public Accountants since 1972, a member of the Society of California Accountants since 1985 and served as its president of local chapter and as lieutenant governor for Southern California district. Mr. Cossolias has expertise in taxation and estate/trust execution. Mr. Cossolias is a trustee of the following funds: Sycuan Funds, Wireless Fund and Blue Chip Investor Funds.

Luther J. Mohr
Director of our bank since 1996
Director of our company since 2002
Member – Executive Committee

Mr. Mohr, 72, is retired and was Chief Operating Officer of our bank from 1996 to 2005 and of our company from 2002 to 2005. He was Senior Vice President/Administrative Officer at Fallbrook National Bank, Fallbrook, California from 1990 to 1995. At various times, Mr. Mohr was Senior Vice President, Area Administrator, and Corporate Services Manager for Torrey Pines Bank, Solana Beach, California from 1981 to 1990. He was Vice President/Manager of the Fallbrook office 1977 to 1980 with Rancho Santa Fe Savings and Loan. Mr. Mohr has held various other banking positions beginning in 1956.

Richard W. Wright
Director of our bank since 1996
Director of our company since 2002
Member – Audit, Nominating, Executive Officer Compensation and Stock Option Committees

Mr. Wright, 79, has been a self-employed manager of real estate investments since 1994. From 1989 to 1994, he was an insurance inspector for P.E. McKinney, Inc., Reseda, California. From 1987 to 1989, Mr. Wright was an insurance agent with Glen-Fed Insurance; from 1986 to 1987, an insurance agent for Western Financial Savings Bank and Great American Wilshire Federal Savings and Loan; from 1964 to 1986, Vice President of Los Angeles Federal Savings and President of the Insurance Brokerage of Los Angeles Federal Savings.

EXECUTIVE OFFICERS

Our executive and other principal officers not listed as nominees above:
James W. Andrews
Executive Vice President/Real Estate Manager

Mr. Andrews, 58, has been Executive Vice President/Real Estate Manager of our bank since 2002. From 1996 to 2002, he was Executive Vice President/Chief Credit Officer of Business Bank of California, San Bernardino, California; he served as Executive Vice President/Chief Credit Officer at International Savings Bank from 1992 to 1995. Mr. Andrews held positions of Vice President/Assistant Portfolio Quality Manager, Senior Vice President/Chief Internal Asset Review Officer; and Executive Vice President/Chief Credit Officer at Great American Bank from 1987 to 1991. He held various other banking positions 1972 to 1987.

David H. Bartram
Executive Vice President/President of SBA Division

Mr. Bartram, 51, joined our bank as Executive Vice President/President of SBA Division on January 7, 2008. Prior to joining the bank, he served as manager of the SBA division of US Bank and its 24 SBA business centers in 24 states. Prior to US Bank’s acquisition of the former Bank of Commerce in 1999, Mr. Bartram was Chief Operating Officer/Senior Executive Vice President and a member of the board of directors, heading Bank of Commerce’s SBA Department. He is serving a three-year term as chairman of the board of directors, and was vice chairman of government relations and a member of the technical issues committee, of the National Association of Government of Guaranteed Lenders, a national trade organization representing 80% of all SBA lenders nationwide. Mr. Bartram has held various other banking positions beginning in 1982.

Frank Basirico
Senior Executive Vice President/Chief Credit Officer

Mr. Basirico, 53, is our bank’s Senior Executive Vice President/Chief Credit Officer, formerly Chief Administrative Officer. He joined us in February 2006. From 1996 to 2006, he was Executive Vice President/Senior Credit Officer at Citizens Business Bank, Ontario, California and held the position of Credit Administrator from 1993 to 1996. Mr. Basirico has held various other banking positions beginning in 1978.

Michael J. Curran
Executive Vice President/Chief Risk Officer

Mr. Curran, 46, is our bank’s Executive Vice President/Chief Risk Officer. He has been with us since June 2005. Mr. Curran was previously Financial Institution Manager with the California Department of Financial Institutions from 1987 to 2005. Mr. Curran has over 20 years of management and regulatory experience in the financial industry.

Thomas P. Ivory
Senior Executive Vice President/East County Regional Manager

Mr. Ivory, 54, is our bank’s Senior Executive Vice President/East County Regional Manager, formerly Executive Vice President. He joined us in January 2001. From 1992 to 2001, he was Senior Vice President/Regional Manager at Scripps Bank, El Cajon, California and from 1983 to 1991 he was Senior Vice President at Grossmont Bank, El Cajon, California. Mr. Ivory has held various other banking positions beginning in 1974.

Luke Matteson
Executive Vice President/Regional Manager

Mr. Matteson, 48, is our bank’s Executive Vice President/Regional Manager who joined us in April 2005. From 1990 to 2005, he as the Executive Vice President/Regional Manager of First National Bank, formerly Capital Bank of North County. From 1983 to 1990, he was Vice President/Manager of La Jolla Bank & Trust. Mr. Matteson has held various other banking positions dating back to 1976.

Timothy S. McDougal
Executive Vice President/East County Manager

Mr. McDougal, 47, has been Executive Vice President /East County Manager of our bank since July 2005 and served with our bank from January 2001 to July 2005 as Senior Vice President. Mr. McDougal was Senior Vice President/Branch Manager at Scripps Bank, El Cajon, California from 1992 to 2001 and with Security Pacific Bank, Escondido, California from 1984 to 1987.

William H. McGaughey
Senior Executive Vice President/Director of Capital Markets and Treasurer

Mr. McGaughey, 51, is our bank’s Senior Executive Vice President/Director of Capital Markets and Treasurer, formerly Senior Executive Vice President/Director of Finance and SBA. He joined us in November 2004. He has been Director of Western States BankCard Association since 2003 and was Senior Vice President/Secondary Marketing Manager, Bank of the West, Truckee, California from 1999 to 2004; Senior Vice President/Treasurer, Sierra West Bank, Truckee, California from 1994 to 1999; Executive Vice President/ Chief Financial Officer, Truckee River Bank, Truckee, California in 1994; and Executive Vice President/Chief Operating Officer, Truckee River Bank, Truckee, California from 1991 to 1994. Mr. McGaughey has held various other banking, auditing and CPA positions beginning in 1979.

Donald A. Pitcher
Executive Vice President/Chief Financial Officer/Secretary

Mr. Pitcher, 58, has been Executive Vice President/Chief Financial Officer/Secretary (formerly Senior Vice President) of our bank since 1996 and Chief Financial Officer/Secretary of our company since 2002. He was Vice President/Controller and Acting Chief Financial Officer/Secretary, Fallbrook National Bank, Fallbrook, California from 1990 to 1996; and Vice President/Controller from 1988 to 1990 at Torrey Pines Bank, Solana Beach, California. Mr. Pitcher has held various other banking positions beginning in 1972.

Martin E. Plourd
Executive Vice President/Chief Operating Officer

Mr. Plourd, 49, is our bank’s Executive Vice President/Chief Operating Officer, formerly Community Banking Officer. He joined us in July 2005. Before July 2005, he was employed for 19 years with Valley Independent Bank, California, most recently as Executive Vice President/Community Banking beginning in 1997. Before Valley Independent Bank, Mr. Plourd was Assistant Vice President with First Interstate Bank and Assistant Manager with Security Pacific Bank.

Donald L. Schempp
Executive Vice President/North San Diego County Regional Manager

Mr. Schempp, 59, has been Executive Vice President/North San Diego County Regional Manager of our bank since January 2005. He was President/North County Community Banking, First National Bank, San Diego, California from 2002 to 2004. From 1990 to 2002, he was President/Chief Executive Officer of Capital Bank of North County, Carlsbad, California. From 1984 to 1990, Mr. Schempp was President of First National Bank of North County, Carlsbad, California; and Executive Vice President/Corporate Banking, Southwest Bank, Vista, California from 1974 to 1984. Mr. Schempp has held various other banking positions beginning in 1970.

Janice Stewart
Executive Vice President/Human Resources Director

Ms. Stewart, 55, has been with our bank since May 2005, most recently as Executive Vice President/Human Resources Director. Ms. Stewart was previously the Human Resources Director with Valley Independent Bank (acquired by Rabobank in 2002) for 16 years from 1989 to 2005. From 1974 to 1989, Ms. Stewart held various operations and loan servicing positions with Bank of America.

Scott J. Word
Executive Vice President/Senior Loan Officer

Mr. Word, 53, has been Executive Vice President/Senior Loan Officer of our bank since 1996. Before joining us, Mr. Word was with North County Bank, Escondido, California as Senior Vice President/Riverside County Business Banking Manager from 1994 to 1996, Senior Vice President/Riverside County Regional Manager from 1992 to 1994, and Vice President/Manager from 1980 to 1992.

STATEMENT ON CORPORATE GOVERNANCE

Our boards of directors approve our corporate governance disclosures in our proxy statement on an annual basis. These disclosures, in conjunction with our Articles of Incorporation, bylaws and various board committee charters, codes and policies, form the framework for governance of our bank and our company. Each board believes that corporate governance is an evolving process and periodically reviews and updates these components of corporate governance.

Our Board of Directors

The boards of both our company and our bank oversee our business and monitor the performance of management. In accordance with corporate governance principles, our boards do not involve themselves in day-to-day operations. Instead, they provide policy guidance on the business and affairs of our bank and our company. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer (who is also a company and bank board member), other key executives and our principal advisors (legal counsel, outside auditors and other consultants), by reading regulatory and other reports as well as other materials that we send them and by participating in board and committee meetings. Annually, the board reviews our strategic plan, major long-term objectives and all of our policies, codes and charters. The role of the board includes:

•	Monitoring overall corporate performance, the integrity of our financial controls and the effectiveness of our legal compliance programs;
•	Selection and oversight of management;
•	Selecting, encouraging, advising and annually reviewing senior officer compensation;
•	Reviewing and adopting our long-term direction and approving specific objectives;
•	Ensuring that necessary resources and capital are available to pursue strategies and achieve objectives;
•	Developing with management broad strategies for enhancing shareholder value; and
•	Appointing committees as appropriate.

Director Independence

A majority of the directors of each of our bank and our company meet the independence standards set forth in the corporate governance listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). The independent directors are Steven W. Aichle, Robert P. Beck, Neil M. Cleveland, George Cossolias and Richard W. Wright.

The following describes the types of transactions, relationships or arrangements, pursuant to which our bank either made or received payments that were considered by the board under the NASDAQ independence standards in determining that the directors listed above are independent. The board determined that none of these transactions, relationships or arrangements conflict with the interest of our company or our bank or would impair the relevant director's independence or judgment.

•	Compensation earned by Rancho Land Associates for real estate consulting services – Director Cleveland is a principal of this company.

The transaction, relationship or arrangement of the type listed above was entered into and payments were made by our bank in the ordinary course of business and on competitive terms. Aggregate direct and indirect compensation earned in 2007 was approximately $3,344.

Board Meetings; Board and Committee Meeting Attendance

The board of directors of each of our company and our bank met 13 times in person (12 regular and one organizational meeting) and one time each telephonically (for special meetings) during 2007. Telephonic actions, in each case, were followed by ratification of such actions at subsequent bank and company board meetings. No actions by written consent were taken during 2007. Each director attended at least 75% of the total number of meetings of the board of directors and committees on which he served of both our company and our bank.

Executive Sessions

The independent directors met once during 2007 in an executive session, without members of management present. The scheduled December 2007 meeting was moved to January 2008. The Executive Officer Compensation Committee met without the Chairman/CEO present when his compensation was considered.

Board Membership Criteria

Our board members should have the highest professional and personal ethics and values, consistent with our core values. Members are selected based on their character, judgment and business experience, as well as their ability to add to our boards’ existing strengths. They should be able to provide insights and practical wisdom based on their experience and expertise; be committed to enhancing shareholder value; and have sufficient time to effectively carry out their duties. The minimum qualifications, qualities and skills that the Nominating Committee and our board believe must be met for any director candidate (including those that may be recommended by the Nominating Committee and approved by the board) are as follows: 1) community banking board experience or comparable experience; 2) an understanding of financial matters, including the capability of reading and understanding a financial statement; and 3) an ability to support us through expertise, business development or as otherwise determined.

Term of Office

Directors serve for a one-year term or until their successors are elected. Our board members do not have term limits. Instead, we prefer to rely upon the evaluation procedures described herein as the primary method of ensuring that each director continues to act in a manner consistent with the best interests of our shareholders and our company.

Shareholder Communications to Our Board

Any shareholder can communicate with our board members by mailing or delivering any such communication as follows: Temecula Valley Bancorp Inc., Attention: Chairman of the Board, 27710 Jefferson Avenue, Suite A100, Temecula, California 92590. Any such communication will be reviewed by appropriate personnel and promptly forwarded to our Chairman. Communications that relate to our accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee and should be addressed as follows: Temecula Valley Bancorp Inc., Attention: Chairman, Audit Committee, 27710 Jefferson Avenue, Suite A100, Temecula, California  92590.

Attendance at Shareholders Meetings

It is our policy that all our board members attend our shareholders meetings. All of our seven directors attended the 2007 annual meeting.

Committees

The board has appointed a Nominating Committee, an Executive Committee, a Stock Option Committee, an Audit Committee and an Executive Officer Compensation Committee, among others. Pursuant to authority provided in the stock option plans of the company, the full board and, for certain executive officers, the Executive Officer Compensation Committee performs, or participates in, the stock option tasks that the Stock Option Committee might otherwise perform.

Nominating Committee.  The members of the Nominating Committee are Steven W. Aichle (Chairman), Robert P. Beck, George Cossolias and Richard W. Wright. All of the members meet the independence standards in accordance with the NASDAQ corporate governance listing standards. The Nominating Committee Charter is available on our website at the Investor Relations tab at www.temvalbank.com. The Nominating Committee Charter, adopted by the board upon the recommendation of the Nominating Committee, and in conjunction with our bylaws, provides that any nominee, whether suggested by one of our shareholders or by a member of our board, will receive the same consideration so long as the recommending shareholders represent at least five percent of our outstanding voting securities, such securities have been held for at least one year prior to the time of such nomination and such nomination is made in accordance with the provisions of our bylaws. In the event a nomination is made by holders of less than five percent, holders that have held our stock for less than one year or it is not made in accordance with the requirements of our bylaws, the board is under no obligation to consider the proposed candidate, but may do so in its sole discretion.

The Nominating Committee and the board will consider candidates recommended by our shareholders as soon as practical after the recommendation is received, generally at the next scheduled Committee and board meeting, upon a written submission of a list of the proposing shareholders showing ownership of at least five percent of our outstanding voting securities, an indication of the length of time the securities have been held by such shareholders and a determination of compliance with the requirements of our bylaws, as specified above under “When are shareholder proposals due?” The written submission must also include the name of the person to be considered along with background information about the person and a description of why the person's service on the board would be beneficial to us and our shareholders. All written submissions shall be conveyed to us in the manner described above under "Shareholder Communications to Our Board." The Nominating Committee did not receive (by a date not later than the 120th calendar day before the date of our proxy statement released to our shareholders in connection with our 2007 annual meeting) a recommended nominee from any shareholder.

Other functions of the Nominating Committee include: reviewing and assessing annually the performance of the Nominating Committee and the adequacy of the Nominating Committee Charter and recommending any proposed changes to the board for approval; overseeing the evaluation of the board members; recommending the appropriate Committee structure, Committee assignments and any changes to such assignments; and making periodic recommendations for improving the effectiveness of the board and annually discussing with the board its effectiveness. There was one meeting of the Nominating Committee in 2007.

Executive Committee. The Executive Committee may exercise all of the authority of the board of directors during the intervals between meetings of our bank's or our company’s board of directors, except as otherwise required under law, the articles of incorporation or bylaws and as otherwise determined by the board. Current members of the Executive Committee are: Steven W. Aichle, Neil M. Cleveland, Luther J. Mohr and Stephen H. Wacknitz (Chairman). There were no meetings of the Executive Committee in 2007.

Stock Option Committee.  The Stock Option Committee or the full board have the authority to administer our stock option plans, according to the terms of the plans, including but not limited to, identification of stock option recipients and specification of stock option terms. The Stock Option Committee members are Neil M. Cleveland (Chairman) and Richard W.

Wright. The Stock Option Committee did not meet in 2007. All matters that would normally come before that committee were performed by the full board of directors of our company except that when stock options are considered for our executive officers, our Executive Officer Compensation Committee makes recommendations to the full board, and in the case of our Chief Executive Officer/President, he does not participate in any manner in the discussions and decisions relative to stock options that are considered for him.

Executive Officer Compensation Committee.  Our bank's executive compensation program is administered by the board of directors' Executive Officer Compensation Committee, consisting entirely of independent directors, after consultation with our bank's chief executive officer. The committee's decisions are recommended to the full board of the bank and are not final until approved by a majority of our bank's board of directors. The members of the committee are Directors Steven W. Aichle, Robert P. Beck, George Cossolias (Chairman) and Richard W. Wright. For a further discussion of the role of this committee see “COMPENSATION DISCUSSION AND ANALYSIS” beginning at page 14. There were four meetings of the Executive Officer Compensation Committee in 2007. The charter is available on our website at the Investor Relations tab at www.temvalbank.com.

Audit Committee.  The Audit Committee is composed of four members of our company's board of directors who meet the independence standards in accordance with the NASDAQ corporate governance listing standards and the rules and regulations of the SEC. The Audit Committee selects our independent registered public accounting firm and assists the board in its oversight of the integrity of our financial statements. The Audit Committee oversees the performance of the independent registered public accounting firm in their conduct of the audit. The Audit Committee operates under a written charter recommended by the Audit Committee and adopted by the board. The Audit Committee reviews and assesses the adequacy of its charter annually. The charter is available on our website at the Investor Relations tab at www.temvalbank.com.

Our Audit Committee members are: Steven W. Aichle, Robert P. Beck, George Cossolias (Chairman) and Richard W. Wright. Our board of directors has determined that George Cossolias qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC and as required in accordance with the NASDAQ corporate governance listing requirements. There were 13 in-person meetings and no telephonic meetings of the Audit Committee during 2007. There were two meetings of the Audit Committee without management present during 2007.

The Audit Committee meets with representatives of management, legal counsel and our independent registered public accounting firm to further its understanding of applicable laws, rules and regulations.

Report of the Audit Committee

The Audit Committee reports to and acts on behalf of our company's board by providing oversight of the financial management, legal compliance programs, independent auditors and financial reporting controls and accounting policies and procedures of our company. Our company's management is responsible for preparing the financial statements and systems of internal control and the independent auditors are responsible for auditing those financial statements and expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of our company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by our company's management and the independent auditors.

In this context, the Audit Committee and/or its Chairman has met and held discussions with management and the internal and independent auditors. Management represented to the Audit Committee that our company's consolidated financial statements as of and for the fiscal year ended December 31, 2007 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and its Chairman with the independent auditors.

The Audit Committee and/or the Audit Committee Chairman has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee and/or the Audit Committee Chairman and the independent auditors have discussed the auditors' independence from our company and our management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services (as shown on page 28).

All of the non-audit services provided by the independent auditors and the fees and costs incurred in connection with those services have been pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. When approving the retention of the independent auditors for these non-audit services, the Audit Committee has considered whether the retention of the independent auditors to provide those services is compatible with maintaining auditor independence.

In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee believes that the non-audit services provided by the independent auditors are compatible with, and did not impair, auditor independence.

The Audit Committee or its Chairman also has discussed with our company's internal and independent auditors, their evaluations of our company's internal accounting controls and the overall quality of our company's financial reporting.

In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to our company's board, and our board has approved, the inclusion of the audited financial statements in our company's annual report on Form 10-K for the fiscal year ended December 31, 2007, for filing with SEC. The Audit Committee also recommended to our board, and our board has approved the selection of our company's independent auditors.

Respectfully submitted by the members of the Audit Committee:

Steven W. Aichle                                           Robert P. Beck                                           George Cossolias                                           Richard W. Wright
                             (Chairman)

COMPENSATION DISCUSSION AND ANALYSIS

Our bank's executive compensation program is administered by the board of directors' Executive Officer Compensation Committee, consisting entirely of independent directors, after consultation with our bank's chief executive officer and other principal officers, as deemed appropriate. The committee's decisions are recommended to the full board of our bank and are not final until approved by a majority of our bank's board of directors.

Executive Compensation Philosophy

Guiding Principles.  Our compensation program is designed to enable us to attract, motivate and retain quality executive officers with a competitive and comprehensive compensation package. In the design and administration of the executive compensation program, our objectives are to:

•	link executive compensation rewards to increases in shareholder value, as measured by positive long-term operating results and a continued strengthening of our financial condition;
•	provide financial incentives for executive officers to ensure that we achieve long-term operating results and strategic objectives;
•	correlate as closely as possible executive officers' receipt of compensation with attainment of specific performance objectives;
•	maintain a competitive mix of total executive compensation benefits, with particular emphasis on awards related to increases in long-term shareholder value; and
•	facilitate stock ownership through the granting of stock options.

The Executive Officer Compensation Committee recommends to our bank's board of directors the base salary of each executive officer. This committee is also responsible for making recommendations concerning option grants under the available stock option plans and reviewing all other executive benefits. The committee's recommendations about compensation for the performance of named executive officers take into account the views of our chief executive officer. The committee also takes into account the compensation policies and practices of other banks as well as published financial industry salary surveys, particularly the survey published by the California Department of Financial Institutions. Although the committee has not established a specific comparison group for determination of compensation, those listed in the salary surveys that share one or more common traits with us, such as asset size, geographic location and financial returns on assets and equity, generally are given more consideration.

Components of Executive Compensation

The executive compensation program consists of four primary components:

•	base salary
•	cash incentive bonuses under the incentive bonus pool and SBA programs
•
other executive compensation benefits and arrangements, such as stock option grants, nonqualified deferred compensation arrangements, salary continuation programs and change of control severance arrangements

•	benefits that are generally available to all employees, such as contributions under our 401(k) retirement plan and life insurance benefits under the bank's group-term life insurance plan.

We do not employ formulas to determine the relationship of one element of compensation to another, nor do we determine the amount of one form of compensation based on the amount of another form. For example, the number of stock options granted to an executive is not necessarily influenced by change of control benefits payable to the executive under an employment agreement. However, the Executive Officer Compensation Committee is able to take into account any factors it considers appropriate when the committee recommends the amount of an executive's salary, incentive compensation, option awards or other benefits. The committee's decisions are not ad hoc but they also are not constrained by rigid decision-making procedures or specific formulas or criteria, except in the case of compensation under plans or agreements that specify particular formulas or criteria, such as formulas under certain employment agreements.

Base Salary.  Recommended annually by the Executive Officer Compensation Committee to our bank's full board of directors, an executive's base salary is a product of the committee's assessment of our financial performance and the executive's performance, but the various elements of financial and management performance are not weighted or assigned specific values. Base salary of the CEO is reviewed and recommended by the Executive Officer Compensation Committee for approval by our bank's board, exclusive of the CEO, based upon the same criteria as other executive officers. For executives other than the CEO, the committee's assessment of the executive's performance is based in large part on the CEO's evaluation of the executive's performance, which evaluation includes an assessment of the executive's achievement of qualitative and quantitative personal and corporate goals. The committee's decision about an executive's salary also takes into account salary surveys for executives with comparable experience and responsibilities. The base salary for Mr. Wacknitz places him in the 4th quartile of 2007 CBA Salary Survey for banks of $1 billion to $10 billion in asset size. The base salaries for Messrs. Basirico and McGaughey place them in the 3rd quartile, and the base salary for Mr. Pitcher places him in the 2nd quartile of the same survey.

Cash Incentive Bonuses under Incentive Bonus Pool and SBA Programs.  Under SEC rules, the annual cash incentive earned for 2007 is presented in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” Approximately 6.559% of the pre tax, pre bonus net income of our holding company (the “bonus pool”), payable by our bank, is allocated to pay annual incentive bonuses to 12 officers and five (5) executive officers. The bonus paid to some officers is discretionary and for others, the amount is fixed in the employment agreement of the involved individual, subject to specified performance standards. The named executive officers participate in the bonus pool as follows: Mr. Wacknitz' cash bonus is set by his employment agreement at 4% of the pre tax, pre bonus net income of our company; however, at the request of Mr. Wacknitz, this amount was reduced to 3.5% per annum effective July 1, 2007. Pursuant to his employment agreement, Mr. McGaughey is entitled to receive the greater of $100,000 or 1.5% of the pre-tax net income of our company, payable from the bonus pool amount; however, this amount was reduced to 0.75% effective July 1, 2007. The portion of the bonus pool to be paid to Mr. Pitcher is 0.4% of pre-tax, pre-bonus net income of our company and for Mr. Basirico, the amount is 1.00% of the pre-tax, net income of our company; however, this amount was reduced to 0.60% effective July 1, 2007 and, effective January 1, 2008, the amount was increased to 0.75%. Discretionary allocations of the bonus pool for a particular year are based on objective and subjective performance criteria. When allocating the bonus pool, the following are considered: the employees' position with and contributions to our bank; and how well the bank has performed relative to that individual's responsibilities. The amount of participation set by written agreement is contingent upon specified performance factors and generally was established at the time an individual was hired by our bank and based upon market conditions at the time and a negotiated result in order to allow employment of the performers in the industry.

Other Executive Compensation Benefits and Arrangements.

Options.  Stock options granted under our 1996 Incentive and Nonqualified Stock Option Plan (Employees) (now expired), 1997 Nonqualified Stock Option Plan (Directors) (now expired) and 2004 Stock Incentive Plan (described in proposal 2) are a vital piece of our bank's total compensation package and are designed to give high value employees and executive officers a longer-term stake in our company, act as a long-term retention tool and align employee and shareholder interests.

Our stock ownership guidelines provide that any individual covered by our policy may not purchase, sell or enter into any market transactions with respect to our company's stock during any black-out period (the exercise of options is generally not covered by this prohibition). A black-out period usually applies from the eleventh business day of the last month of each fiscal quarter (March, June, September and December) up to and including two full trading days after the public release of our company's quarterly or annual financial results. In addition to the regularly scheduled black-out periods, special black-out periods apply to certain individuals when there exists material non-public information about our company (such as major acquisitions and divestitures). The regular board meeting schedule is set approximately a year in advance with board meetings held monthly and the Executive Officer Compensation Committee meetings, when required, generally held toward the end of the board meetings of our bank. It is our policy not to grant options to executive officers during a period when the trading window is closed or during any special black-out period, as provided in our Trading Policy Statement and Compliance Procedures. Our Trading Policy Statement and Compliance Procedures can be located on our website at temvalbank.com, under the Investor Relations tab.

The Executive Officer Compensation Committee recommends the grant of stock options primarily to reward prior performance but also to retain executive officers and provide incentives for future performance. The size of the stock option grant generally increases with the level of position. In determining the amount, if any, of stock options granted to executive officers, the Executive Officer Compensation Committee generally considers one or more of several factors in recommending action to the full board, including: (i) our company's financial and operating performance during the relevant period; (ii) achievement of non-financial goals; (iii) the executive officer's contribution to our company's success; (iv) the level of competition for executives with comparable skills and experience; (v) a review of compensation for comparable positions with comparator groups; and (vi) the total number of stock options granted to an executive over the course of his or her career, together with the retentive effect of additional stock option grants.

We have filed the plans as exhibits to our periodic filings and they are available at www.sec.gov with all of our filings. The Plan, as proposed to be amended under proposal 2, is attached as Appendix A to this proxy statement.

Retirement Benefits. We entered into individual salary continuation plan agreements (“SCP”) and split dollar agreements with various members of our executive team, including the named executive officers, as indicated in the following table:

Name	Age on Record Date	SCP Retirement Age	SCP Benefit Per Year	SCP Estimated Remaining Duration	SCP Total Estimated Remaining Benefit	SCP Accrual 2007	December 31, 2007 SCP Net Accrual Balance	December 31, 2007 CSV* of BOLI	December 31, 2007 Death Benefit	Employee Split $ Benefit
F. Basirico	53	65	100,000	15	1,500,000	37,974	63,680	1,793,333	4,202,864	992,467
W. McGaughey	51	65	100,000	15	1,500,000	25,569	69,818	1,770,960	4,456,320	992,467
L. Mohr	72	70	90,000	12	1,080,000	33,535	535,500 (1)	1,440,248	2,103,101	678,929
D. Pitcher	58	65	100,000	15	1,500,000	84,754	264,649	1,290,644	2,795,111	992,467
T. Shepherd (2)	53	65	100,000	15	1,500,000	39,867	123,638	1,339,513	3,188,561	992,467
S. Wacknitz (3)	68	65 70	125,000 375,000	17 20	2,125,000 7,500,000	81,027 1,105,230	1,336,833 (4) 1,904,642	11,335,679	17,794,548	3,511,449
All Participants (5)					22,885,000	1,572,875	4,615,043	28,034,183	57,211,904	12,917,711

* Cash Surrender Value

(1)	Net of $240,000 payments to Mr. Mohr. Mr. Mohr retired April 1, 2005 but remained at our bank and our company as director.
(2)	Mr. Shepherd’s termination of employment was effective January 14, 2008.
(3)	In December 2006, our board approved an additional $200,000 per year for life (20 years SCP starting at age 70). The SCP accrual began in January 2007.
(4)	Net of $375,000 payments to Mr. Wacknitz.
(5)	For BOLI and split dollar, includes 15 executives, three of whom are no longer employed by the bank. SCP includes 11 executives.

The agreements are intended to provide supplemental retirement income benefits. The SCP accrual expense is offset by earnings on executive bank owned life insurance (“BOLI”). The BOLI has a death benefit on the insured executive. This death benefit provides split dollar life insurance for the beneficiary of the insured, key man insurance for the bank and payoff of the cash surrender value of the BOLI.

Benefits under a SCP are contingent upon a multitude of factors including the vesting schedule, the reason for termination (retirement as opposed to a change of control, for example) and the timing of the event giving rise to the payment, which can be, in some instances, a one time lump sum payment at present value or payments over a period of years.

Split dollar agreements provide that the officer and our bank split a death benefit of the single premium BOLI. The death benefit for Mr. Wacknitz is the maximum accrued SCP balance according to a vesting schedule. For our other executives, the split dollar value is the maximum accrued balance while employed and the net present value of the benefit after retirement. All the SCPs have an implicit 6% earnings rate. The SCPs vest five years after inception of the agreement, except for the agreements for Mr. Wacknitz. On a change of control, the SCPs for Mr. Wacknitz, Mr. Mohr and Mr. Pitcher have a lump sum payment of (1) the split dollar value before retirement or (2) the accrual balance after retirement.

Benefits Generally Available to All Employees and Other Perquisites.  Neither the bank nor our company maintains a defined benefit or actuarial plan providing retirement benefits for officers or employees based on actual or average final compensation. Our bank provides certain perquisites to executive officers which have been identified in the narrative notes to the Summary Compensation Table. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, long-term disability and accidental death and dismemberment insurance as well as our 401(k) and ESOP plan.

Accounting and Tax Treatment.  Our company has adopted the accounting rules which require us to expense the costs of stock-based compensation in our financial statements. As such, we began recording stock-based compensation expense in the income statement in the 1st quarter of 2008 for all stock-based awards vesting after December 31, 2007. The fair value of each award is estimated on the date of grant, using the Black-Scholes option pricing model. Once the fair value of each award is determined, it is expensed in the income statement over the vesting period. The expense is associated with all options, whether they are for executives, nonexecutives or directors. The expense is non-cash, with an offsetting credit to capital.

The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code Section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless specified conditions are satisfied. Salary and bonus amounts deferred by executives are not subject to Section 162(m). Currently, remuneration is not expected to exceed $1.0 million for any employee except Mr. Wacknitz. We believe that the cash compensation payable in excess of this amount for the named executive officers will not result in any material loss of tax deduction. Therefore, we do not expect that compensation will be affected materially by the qualifying compensation regulations.

Summary Compensation Table

The following table shows the compensation paid by our bank for the fiscal years ended December 31, 2007 and 2006 to our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers (our named executive officers) as of December 31, 2007. For a more complete understanding of the table, please read the narrative disclosures that follow the table:

A Name and Principal Position	B Year	C Salary ($)	D Option Awards ($)	E Non-Equity Incentive Plan Compensation ($)	F Change in SCP Value and Nonqualified Deferred Compensation Earnings ($)	G All Other Compensation ($)	H Total ($)
Frank Basirico Jr. (1) SEVP/Chief Admin Officer	2007	262,500	49,728	204,124	37,974	36,516	590,842
William H. McGaughey SEVP/Dir. Capital Markets/Treasurer	2007 2006	220,000 210,000	49,722 42,267	287,050 428,747	34,549 22,791	14,943 10,880	606,264 714,685
Donald A. Pitcher EVP/CFO/Secretary	2007 2006	180,000 165,000	22,469 58,964	102,062 105,000	84,754 47,220	31,051 23,705	420,336 399,889
Thomas M. Shepherd SEVP/Chief Credit Officer(2)	2007 2006	220,000 207,500	31,203 28,415	0 120,000	39,867 22,455	11,484 12,991	302,554 391,361
Stephen H. Wacknitz CEO/Pres/Chairman	2007 2006	500,000 400,000	151,768 148,438	1,059,308 1,566,556	1,225,160 399,043	120,543 116,064	3,056,779 2,630,101

            (1) Mr. Basirico began his employment with our bank on February 23, 2006.
            (2) Mr. Shepherd’s positions with our bank terminated as of January 14, 2008.

Salary (Column C)

The amounts reported in column C represent base salaries paid to each of the named executive officers for fiscal 2007, including salary deferred under non-qualified deferred compensation plans.

Stock Awards (Column D)

The amounts reflected in column D represent the dollar amount of stock option awards recognized for each of the named executive officers as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (revised 2004), Share-Based Payment, (FAS 123R) for the years indicated. Under FAS 123R, the fair value of each stock option award is estimated on the grant date using the Black-Scholes option valuation model based upon the assumptions noted in the following table. The expected life of an option is determined using historical data. Prior to 2006, expected volatility was based on a one-year weekly historical volatility rate. Starting in 2006, expected volatility represents a four-year daily historical average volatility rate. The risk-free rate is based on the U.S. Treasury yield curve associated with the expected option life in effect at the time of grant.

                                                                                  Black-Scholes Assumptions
	2007	2006	2005	2004	2003
Dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%
Expected volatility	36.72%	29.29%	24.30%	27.90%	22.90%
Risk free interest rates	4.76%	4.39%	4.36%	3.61%	3.00%
Expected option life	4 yrs	4 yrs	5 yrs	5 yrs	5 yrs
Weighted-average fair value per share	$ 6.10	$ 7.06	$ 5.90	$ 5.07	$ 3.01

The fair value of stock option awards is expensed over the vesting period, which for ISOs is three years and for NSOs, the vesting is immediate upon grant. For all of the named executive officers, the three year vesting period applies except with respect to 15,000 options granted to Mr. Wacknitz in 2006 and 20,000 options granted in 2007 which vested immediately. Therefore, the 2007 compensation costs recognized for all of the named executive officers includes compensation expenses related to option grants from years prior to 2007 except for the 20,000 options granted to Mr. Wacknitz in 2007. None of the named executive officers forfeited any stock option awards in 2007, except on September 26, 2007 Mr. Wacknitz agreed to cancel 15,000 NSOs granted in 2006.

Determination of stock awards and certain terms and conditions of the stock options are described in the section entitled “Compensation Discussion and Analysis” beginning on page 14.

Non-Equity Incentive Plan Compensation (Column E)

The amounts reported in column E represent the aggregate dollar value for each of the named executive officers of the annual performance bonus for calendar years indicated. In 2007, the annual performance bonuses were previously approved as established percentages of certain performance factors. In 2006, the annual performance bonuses were either previously approved as established percentages of certain performance factors or allocated from a bonus pool of approximately 10% of net income before taxes and the bonus accrual bonus pool, as recommended by the Executive Officer Compensation Committee and approved by at least a majority of our board of directors, with our CEO not participating with respect to his portion. The bonus payments for each year were paid in the immediately following year. The established performance ratios and the bonus pool are discussed in more detail in the section entitled “Compensation Discussion and Analysis” beginning on page 14.

Change in SCP Value and Non-Qualified Deferred Compensation Earnings (Column F)

The amounts representing change in SCP value reported in column F were generated by the combination of increases in the accrued SCP benefit and earnings on non-qualified deferred compensation. Accrued SCP benefits for each of the named executive officers were calculated based on the annual retirement payment, number of years until retirement, and the number of years of retirement payments. The discount rate used to calculate present values was 6.00% as of each year-end in the table.

All Other Compensation (Column G)

The amounts reported in column G represent the aggregate dollar amount for personal use of bank-owned automobile, payment for unused vacation, our contributions to the 401(k) plan, employer payments of life insurance premiums, fitness dues and the value of the split dollar BOLI benefit. The following table shows the specific amounts required to be reported individually and all amounts included in column G of the Summary Compensation Table for fiscal year 2007.

Name	Use of Bank-owned Auto ($)	Paid Vacation Pay ($)	Employer 401K Match ($) (2)	Company-Paid Life Insurance Premiums ($)	Split Dollar Value of BOLI ($)	Signing Bonus ($)	Total ($) (1)
Frank Basirico Jr.	9,774	---	6,900	---	3,176	16,666	36,516
William H. McGaughey	7,342	---	6,900	---	701	---	14,943
Donald A. Pitcher	7,195	12,462	6,900	---	4,494	---	31,051
Thomas M. Shepherd	2,043	---	6,900	---	2,541	---	11,484
Stephen H. Wacknitz	1,973	44,231	6,900	7,750	59,414	---	120,543

            (1) Under SEC Rules, the Company is required to identify by type all perquisites and other personal benefits for a named executive officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. All the amounts required to be reported are contained in the tables in this report. Salary includes amounts that are deferred and reported in the Non-Qualified Deferred Compensation Table.deferred and reported in the Non-Qualified Deferred Compensation Table.

                 (2) Our 401(k) plan provides a matching contribution of 100% up to 3% of compensation for employees. Compensation covered under this plan is limited by the IRS to $225,000 in 2007. The maximum employer match  for 2007 for any one employee was $6,900.

Total Compensation (Column H)

The amounts reported in column H are the sum of columns C through G for each of the named executive officers. All compensation amounts reported in column H include amounts paid and amounts deferred.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about estimated payouts under non-equity incentive plans and option awards made to each named executive officer for 2007. For a complete understanding of the table, please read the narrative disclosures that follow the table.

	A Non-Equity Incentive Plan Awards			B Option Awards
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Total Grant Date Fair Value of Option Awards ($)
Name	Threshold ($)	Target ($)	Maximum ($)
Current
F. Basirico	204,124 (1)	---	---	10,000	17.11	17.11	60,930
W. McGaughey	287,050 (2)	---	---	10,000	17.11	17.11	60,930
D. Pitcher	102,062 (3)	---	---	5,000	17.11	17.11	30,465
S. Wacknitz	1,059,308 (4)	---	---	20,000	17.11	17.11	121,860
Former
T. Shepherd	0 (5)	---	---	5,000	17.11	17.11	30,465

        (1)   0.80% of our company's net income before taxes
        (2)   1.125% of our company’s net income before taxes
        (3)   0.40% of our company’s net income before taxes
        (4)   3.75% of our company’s net income before tax and bonus accrual
        (5)   Mr. Shepherd’s employment terminated on January 14, 2008.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns under A)

The threshold column reflects the actual amount paid in March 2008 for bonus amounts earned in 2007. We do not estimate the ranges of payouts under our annual bonus plans, as described in the section titled “Cash Incentive Bonuses under Incentive Bonus Pool and SBA Programs” in the Compensation Discussion and Analysis.

Option Awards (Columns under B)

The 5th and 6th columns report the number of shares of common stock underlying options granted in 2007 and corresponding per-share exercise prices. In all cases, the exercise price was equal to the closing market sales price of our common stock immediately preceding the grant. The 8th column reports the aggregate FAS 123R value of all awards made in 2007. Unlike the Summary Compensation Table, the values reported here are not apportioned over the service or vesting period. The stock options granted to the named executive officers in 2007 have ten-year terms and vest in equal increments on each of the first, second and third anniversaries of the date of the grant except that the options granted to Mr. Wacknitz vested immediately. These stock options have no express performance criteria other than continued employment or service on the board. However, options have an implicit performance criterion because they have no value to the executive unless and until our company's stock price exceeds the exercise price.

Employment Agreements.  Our bank entered into an employment agreement with Mr. Wacknitz (“Wacknitz Agreement”) effective as of May 1, 2007. Under the Wacknitz Agreement, the initial annual base salary is $500,000, which may be increased in the discretion of our board of directors upon the recommendation of the Executive Officer Compensation Committee. Mr. Wacknitz’ base salary for 2007 was $500,000 and for 2008 it will be $560,000. In addition, the Wacknitz Agreement provides for six weeks of vacation, the use of a bank-owned and maintained automobile, group medical benefits and term life insurance benefits equal to at least $250,000. If available generally under the plans of our bank, Mr. Wacknitz is entitled to receive medical and other benefits until death or the payment of up to $1,500 per month to cover premiums for such coverage. Further, Mr. Wacknitz is entitled to receive a bonus of 4% of profits before taxes and bonus accrual of our company if certain performance standards are met, provided, however, at the request of Mr. Wacknitz, beginning July 1, 2007 and thereafter, the bonus percentage has been reduced to 3.5%. If terminated within one year before or after a change of control, without cause, or if Mr. Wacknitz terminates for good reason, Mr. Wacknitz will be entitled to receive the greater of one year of base salary plus bonus, as though a full year had lapsed, or two years of base salary, in a lump sum payment, subject to legal restrictions. Unvested options will accelerate and vest upon a change of control.

Our bank entered into an employment agreement with Mr. McGaughey (“McGaughey Agreement”) effective November 29, 2004. Under the McGaughey Agreement, the initial base salary is $200,000, which may be increased in the discretion of our board of directors, upon the recommendation of the Executive Officer Compensation Committee. For 2007, Mr. McGaughey's base salary was $220,000 and for 2008, it will be $231,000. Further, Mr. McGaughey is entitled to receive a bonus of 1.5% of pre-tax net income of our company if certain performance standards are met, provided, however, our bank and Mr. McGaughey agreed that this amount would be reduced to 0.75% by amendment effective July 1, 2007. In addition, the McGaughey Agreement provides for four weeks of vacation, the use of a bank-owned and maintained automobile, group medical benefits and participation in the bank's 401(k) plan. Mr. McGaughey received a salary continuation plan in accordance with the McGaughey Agreement. All of Mr. McGaughey's unvested options will accelerate and vest upon a change of control. If Mr. McGaughey is terminated without cause or within six months of a change of control, he would be entitled to receive one year of base salary paid over 12 months.

Our bank entered into an employment agreement with Mr. Pitcher (“Pitcher Agreement”) effective December 4, 2006. Under the Pitcher Agreement, the initial base salary is $170,000, which may be increased in the discretion of our board of directors, upon the recommendation of the Executive Officer Compensation Committee. For 2008, Mr. Pitcher's base salary is $189,000. Further, by an amendment to the Pitcher Agreement effective July 1, 2007, Mr. Pitcher is entitled to receive a bonus of 0.4% of pre-tax net income of our company if certain performance standards are met. Prior to the amendment, the amount of Mr. Pitcher’s bonus was discretionary. In addition, the Pitcher Agreement provides for a salary continuation agreement (which Mr. Pitcher has received), the use of a bank-owned and maintained automobile, group medical benefits and participation in our bank's other benefit plans. All of Mr. Pitcher's unvested options will accelerate and vest upon a change of control. If Mr. Pitcher is terminated without cause or within six months of a change of control, he would be entitled to receive one year of base salary, a bonus amount equal to the amount of his last bonus and medical and dental benefits for one year, with the cash payments payable over 12 months.

Our bank entered into an employment agreement with Mr. Basirico (“Basirico Agreement”) effective February 10, 2006. Under the Basirico Agreement, the initial base salary is $250,000, which may be increased in the discretion of our board of directors, upon the recommendation of the Executive Officer Compensation Committee. For 2007, Mr. Basirico’s base salary was $262,500 and, for 2008, Mr. Basirico's base salary is $275,625. Beginning March 1, 2006 and continuing for 11 months, Mr. Basirico was entitled to receive in 12 payments the lesser of $100,000 or the difference between the exercise prices of certain CVB Financial Corporation options to purchase common stock and the closing price of the CVB common stock on February 23, 2006. Further, Mr. Basirico is entitled to receive a bonus of 1.00% of pre-tax net income of our company if certain performance standards are met; however, by an amendment to the Basirico Agreement effective July 1, 2007, this amount was reduced to 0.60% for the last six months of 2007, and increased to 0.75% effective January 1, 2008. In addition, the

Basirico Agreement provides for the use of a bank-owned and maintained automobile, group medical benefits and participation in our bank's other benefit plans. All of Mr. Basirico's unvested options will accelerate and vest upon a change of control. Mr. Basirico received a salary deferment program and a salary continuation plan in accordance with the Basirico Agreement. If Mr. Basirico is terminated without cause by us or a successor, or by himself for good reason, within six months before a change of control or one year after a change of control, he would be entitled to receive the lesser of $1,000,000 or two years of base salary plus a bonus amount equal to the amount of his last two bonus payments (averaged and paid over 120 months). If Mr. Basirico is otherwise terminated by the Bank or any successor without cause, subject to legal restrictions, Mr. Basirico would be entitled to receive one year of base salary paid over 12 months. Upon death or permanent disability, any change of control termination payments or the other termination payments only partially paid at the time of such event would be paid in a lump sum.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007

The following table sets forth certain information with respect to the named executive officer officers concerning options outstanding as of December 31, 2007.

Name	Unexercised # That Are Exercisable	Unexercised # That Are Unexercisable	Option Exercise Price ($)	Option Expiration Date
F. Basirico F. Basirico	6,666 (1) 0	13,334 (2) 10,000 (3)	20.98 17.11	3/1/2016 7/25/2017
W. McGaughey W. McGaughey	20,000 (4) 3,332 (5)	0 1,668 (6)	18.00 22.75	12/22/2014 11/16/2015
W. McGaughey	0	10,000 (7)	17.11	7/25/2017
D. Pitcher D. Pitcher	10,000 (8) 15,000 (9)	0 0	11.00 15.25	11/19/2013 7/6/2014
D. Pitcher D. Pitcher	3,332 (10) 0	1,668 (11) 5,000 (12)	19.75 17.11	6/22/2015 7/25/2017
T. Shepherd	10,000 (13)	0	11.00	11/19/2013
T. Shepherd	10,000 (14)	0	15.25	7/6/2014
T. Shepherd T. Shepherd	3,332 (15) 1,666 (16)	1,668 (17) 3,334 (18)	19.75 22.19	6/22/2015 2/1/2016
T. Shepherd	0	5,000 (19)	17.11	7/25/2017
S. Wacknitz	40,000 (20)	0	3.40	1/20/2009
S. Wacknitz	20,000 (21)	0	2.7625	2/16/2010
S. Wacknitz	20,000 (22)	0	2.3375	10/26/2010
S. Wacknitz	20,000 (23)	0	2.615	6/20/2011
S. Wacknitz	20,000 (24)	0	9.35	11/19/2013
S. Wacknitz S. Wacknitz	10,000 (25) 10,000 (26)	0 0	12.9625 16.7875	7/6/2014 6/22/2015
S. Wacknitz S. Wacknitz	6,557 (27) 20,000 (28)	25,165 (29) 0	15.25 17.11	7/6/2014 7/25/2017

(1)  Vested March 1, 2007
(2)  6,666 vest March 1, 2008; 6,668 vest March 1, 2009
(3)  3,333 vest July 25, 2008;  3,333 vest July 25, 2009; 3,334 vest July 25, 2010
(4)  6,666 vested December 22, 2005; 6,666 vested December 22, 2006; 6,668 vested December 22, 2007
(5)  1,666 vested  November 16, 2006; 1,666 vested November 16, 2007
(6)  1,668 vest  November 16,  2008
(7)  3,333 vest July 25,  2008; 3,333 vest  July 25,  2009; 3,334 vest July 25, 2010
(8)  3,333 vested November 19, 2004; 3,333 vested November 19, 2005; 3,334 vested November 19, 2006
(9)  5,000 vested July 6, 2005; 5,000 vested July 6, 2006; 5,000 vested July 6, 2007
(10)1,666 vested June 22, 2006; 1,666 vested June 22, 2007
(11)1,668 vest  June 22, 2008
(12)1,666 vest July 25, 2008; 1,666 vest July 25, 2009; 1,668 vest July 25, 2010
(13)3,333 vested November 19, 2004; 3,333 vested November 19, 2005; 3,334 vested November 19, 2006
(14)3,333 vested July 6, 2005; 3,333 vested July 6, 2006; 3,334 vested July 6, 2007
(15)1,666 vested June 22, 2006; 1,666 vested June 22, 2007
(16)1,666 vested February 1, 2007
(17)1,668 vest June 22, 2008
(18)1,666 vest February 1, 2008; 1,668 vest February 1, 2009
(19)1,666 vest July 25, 2008; 1,666 vest July 25, 2009; 1,668 vest July 25, 2010
(20)40,000 vested January 20, 1999
(21)20,000 vested February 16, 2000
(22)20,000 vested October 26, 2000

(23)7,285 vested January 1, 2002; 12,715 vested January 1, 2003
(24)20,000 vested November 19, 2003
(25)10,000 vested July 6, 2004
(26)10,000 vested June 22, 2005
(27)6,557 vested January 1, 2007
(28)20,000 vested July 25, 2007
(29)6,557 vested January 1, 2008; 6,557 vest January 1, 2009; 6,557 vest January 1, 2010; 5,494 vest January 1, 2011

OPTION EXERCISES (2007)

The following table provides information concerning the exercises of stock options during fiscal year 2007 on an aggregated basis for each of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) *
F. Basirico	0	0
W. McGaughey	0	0
D. Pitcher	0	0
T. Shepherd	46,668	611,285
S. Wacknitz	69,600	1,096,005
    * Based on closing price on day of exercise less exercise price

NONQUALIFIED DEFERRED COMPENSATION (2007)

We have entered into individual deferred compensation agreements with various members of our executive team. Our bank has two different deferred compensation plans. Participation in the deferred compensation plans is limited to executives with the position of executive vice president or above.

The original Temecula Valley Bank deferred compensation plan offers an earnings rate of 10% on the outstanding balance of deferred compensation and earnings. The plan is closed to new participants. The four participants in the old plan are Messrs. Wacknitz, Ivory, Matteson and Plourd.

The newer deferred compensation plan is administrated by the Principal Group. On June 28, 2006, our bank adopted the Executive Nonqualified Excess Plan (the “Executive Nonqualified Plan”) and related documents. The Executive Nonqualified Plan is an unfunded, nonqualified deferred compensation plan intended to comply with the requirements of Section 409A of the Internal Revenue Code and regulations promulgated thereunder, and will apply to amounts deferred after January 1, 2005, and to amounts deferred under the terms of any predecessor plan which were not earned and vested before January 1, 2005. The purpose of both of our plans is to encourage selected key managerial employees to maintain their employment with our bank by providing retirements benefits for them, and pre-retirement death benefits for their survivors. The key managerial employees of our bank eligible to participate in the Executive Nonqualified Plan are determined in the sole discretion of the board of directors. The plan started July 1, 2006. As of December 31, 2007, the only participants were Messrs. Shepherd, McDougal and McGaughey.

For both plans, all deferred compensation and earnings on these funds are kept at our bank. The earnings are expensed by our bank as incurred.

The following table provides information with respect to our bank's defined compensation deferral plans for each of the named executive officers for 2007. For a complete understanding of the table, please read the narrative disclosures that follow the table.

A Name	B Executive Contributions in 2007 ($)	C Employer Contributions in 2007 ($)	D Aggregate Earnings in 2007 ($)	E Aggregate Withdrawals ($)	F Aggregate Balance at Year End ($)
F. Basirico	0	0		0	0
W. McGaughey	96,750	0	8,980	0	108,402
D. Pitcher	0	0		0	0
T. Shepherd	0	0		0	0
S. Wacknitz	200,000	0	38,903	0	515,090

Executive Contributions in Last Fiscal Year (Column B)

The amounts reported in column B include amounts deferred in the last fiscal year under the two compensation plans.

Employer Contributions in Last Fiscal Year (Column C)

These plans do not contain provisions for employer contributions.

Aggregate Earnings in Last Fiscal Year (Column D)

The amounts reported in column D include earnings on the deferred compensation plans. These amounts are also included in column F of the Summary Compensation Table for the years provided.

Aggregate Balance at Last Fiscal Year-End (Column F)

The amounts reported in column F include the full balance at December 31, 2007 and includes prior year(s) deferrals and earnings.

Under the Executive Non-Qualified Deferral Program, certain executives are eligible to defer up to 100% of base salary and 100% of performance bonus. Distribution of amounts are payable in lump sum for death, disability, change of control and separation from service other than retirement. On retirement, the payments may be lump sum or annual installments up to ten years.

No withdrawals or distributions were made to any of the named executive officers under either of our non-qualified deferred compensation plans in 2007.

Potential Payments Upon Termination or a Change of Control.  Change of control/severance arrangements are provided for our executives, if at all, in their individual employment agreement with our bank and salary continuation agreements, and are generally part of the negotiation process utilized in order to employ and retain talented individuals. See specific employment agreement terms of our named executive officers beginning on page 20, a discussion of salary continuation agreements at page 16 and a table that estimates the change of control benefits which follows. This illustration is based on a hypothetical change of control of our company occurring after the close of business on December 31, 2007 and the assumption that each executive's employment terminates on that date. The purpose of this table is to provide a means to estimate the value of the executives' contract rights – summarized elsewhere in this proxy statement – that arise or that are enhanced because of a change of control. For example, the table does not take account of the premium price likely payable by an acquirer for the stock held by our shareholders, including the substantial number of shares of our company's common stock held by the named executive officers. Like other shareholders, the named executive officer officers would profit from sale of their shares to an acquirer at a premium. However, that is a potential benefit shared equally by all shareholders and, therefore, the potential value of that premium is not taken into account in the table. For the same reason, the table does not take account of the value of stock options that are fully vested and exercisable. Although the vested options would be more valuable if a change of control premium yields an increase in the value of the company's shares, the change of control itself does not affect the contract rights associated with the stock options because those options have already become fully vested. The table does, however, include the value of stock options that become vested on an accelerated basis because of the change of control, with value measured as the difference between the option exercise price and the hypothetical change of control price, also known as the spread value. Consistent with SEC disclosure rules, the hypothetical change of control price is the closing price of our company stock on the last trading day of 2007, which was $11.73 on December 31, 2007.

Name	Lump Sum Cash Payment under the Agreement(s) ($)	Estimated Present Value of Continued Life, Health and Disability Benefits, Continuing for 24 Months or Longer after Employment Termination under the Terms of the Agreements	Spread Value of Options that become Vested and Exercisable on an Accelerated Basis because of the Change Of Control	Change Of Control Benefit under the Executive Deferred Compensation Agreement (1)
F. Basirico	933,248	---	0	0
W. McGaughey	220,000	---	0	108,402
D. Pitcher	282,062	---	0	0
T. Shepherd	0	---	0	0
S. Wacknitz	1,559,308	---	0	515,090

    (1) Lump sum payment composed of accumulated earnings

The spread value of options is zero because the exercise price of the options is higher than the hypothetical change of control price of $11.73, the year-end closing price.

The table also does not take into account the impact of federal, state and local taxes imposed on executives' change of control benefits, which could significantly reduce the executives' benefits. In addition to ordinary income taxes, a 20% excise tax would be imposed by Internal Revenue Code Section 4999 on any executive whose aggregate change of control benefits equal or exceed three times the five-year average of his or her taxable compensation. If the excise tax is imposed, it is imposed on all change of control benefits exceeding the executive's five-year average taxable compensation. Under Internal Revenue Code Section 280G, the employer also forfeits its compensation deduction for benefits on which the Section 4999 excise tax is imposed.

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our company's and our bank's non-employee directors for 2007. Mr. Wacknitz is the only employee-director and the fees he received as a director are disclosed in the Summary Compensation Table beginning on page 18.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Steven W. Aichle (1)(2)(3)(4)	31,800	---	---	31,800
Robert P. Beck (1)(2)(3)(4)	31,800	---	---	31,800
Neil M. Cleveland (4)	27,000	---	---	27,000
George Cossolias (1)(2)(3)	27,000	---	---	27,000
Luther J. Mohr (4)	27,000	---	---	27,000
Richard W. Wright (1)(2)(3)	27,000	---	---	27,000

    (1)       Member, Audit Committee
    (2)       Member, Executive Officer Compensation Committee
    (3)       Member, Nominating Committee
    (4)       Member, Directors' Loan Committee

The aggregate number of stock options outstanding for each non-employee director as of December 31, 2007 is indicated in the table below. The expense recognized in 2007 with respect to options granted in 2007 was $0.00. No options were granted in 2007.

Name	Options (#)
Steven W. Aichle	118,762
Robert P. Beck	2,229
Neil M. Cleveland	129,000
George Cossolias	3,000
Luther J. Mohr	110,000
Richard W. Wright	95,000

Commencing in January 2007, each director received a monthly fee of $1,850. The Audit Committee members and Directors’ Loan Committee members received $400 per month, effective January 2007, for services on each of these committees.

In February 2006, each director was granted an option to purchase 5,000 shares of common stock, and Mr. Wacknitz received an option to purchase 15,000 shares. These options were NSOs, vested immediately and were granted at 85% of fair market value. As one method of complying with Section 409A, all of the directors agreed to cancel these options by agreement effective September 26, 2007.

Additional Arrangements

Our company pays for or provides (or reimburses directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending board and committee meetings or participating in director education programs and other director orientation or education meetings.

Compensation Committee Interlocks and Insider Participation

Messrs. Wacknitz and Mohr are members of the board of directors and are current or former officers of our company. Mr. Mohr retired from his officer positions on April 1, 2005. Messrs. Wacknitz and Mohr do not participate in discussions of the board relating to their respective performance or compensation and are not members of the Executive Officer Compensation Committee although they do participate in making recommendations to the committee concerning performance and compensation. None of the other members of the board serves or has served as an officer or employee of our company or our bank. All members of the board have engaged in loan transactions with our bank except Mr. Wacknitz and Mr. Mohr. All such loans were made in the ordinary course of business of our bank. No other relationship required to be reported under the rules promulgated by the SEC exists with respect to the board members acting in lieu of a compensation committee.

Compensation Committee Report

The Executive Officer Compensation Committee evaluates and makes recommendations concerning compensation of executive officers. Management has the primary responsibility for our financial statements and reporting processes, including the disclosure of executive compensation. With this in mind, the Executive Officer Compensation Committee has received and discussed with management the Compensation Discussion and Analysis found on pages 14 to 26 of this report. The Executive Officer Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent and actions of the committee with regard to executive compensation. The Executive Officer Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our company's annual report on Form 10-K for fiscal year ended December 31, 2007.

Respectfully submitted by the members of our Executive Officer Compensation Committee:

Steven W. Aichle                                           Robert P. Beck                                           George Cossolias                                           Richard W. Wright
                                                (Chairman)

OTHER MATTERS

Lack of Incorporation of Certain Information

The Report of the Audit Committee, the Compensation Committee Report and the assertion of independence of audit committee members, reported to you in this Proxy Statement, are not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate that information by reference, and are not otherwise deemed filed under those acts.

Director/Executive Officer Family Relationships

 There are no family relationships between any directors and any executive officers of our company or the bank.

Transactions with Related Persons

There have been no transactions, or series of similar transactions, during 2007, or any currently proposed transaction, or series of similar transactions, to which our company or the bank was or is to be a party, in which the amount involved exceeded or is expected to exceed $120,000 and in which any director (or nominee for director) of our company, executive officer of our company or the bank, any shareholder owning of record or beneficially 5% or more of our common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest except as otherwise disclosed in this proxy statement.

Review, Approval or Ratification of Transactions with Related Persons

With respect to the related person transactions, our audit committee is responsible for reviewing and, if appropriate, approving all related person transactions. Pursuant to our Related Person Transaction Policy, which is available at our Investor Relations tab at www.temvalbank.com, our audit committee is responsible for reviewing related person transactions.

A related person is a director, director nominee, or an executive officer (over the last year), a 5% shareholder of our company, or an immediate family member of the foregoing. A related person transaction is a transaction or series of transactions between our company or bank in which a related person has a direct or indirect interest in the transaction or series of transactions and the amount involved is expected to exceed $60,000. Notwithstanding the foregoing, a related person transaction does not include any of the following: (i) compensation to a director or officer which is or will be disclosed in our proxy statement; (ii) compensation to an officer who is not an immediate family member of a director or of another officer and which has been approved by the Executive Officer Compensation Committee or our board; (iii) a transaction in which the charges involved are fixed by law or determined by competitive bids; and (iv) other specified exceptions.

With respect to the related person transactions generally described under "Indebtedness of Management" below, our bank's lending policies, as well as the laws and regulations applicable to us and the bank, require that loans to executive officers and directors generally are approved in advance by a majority of the board members with the interested party abstaining from the vote, meet certain credit quality standards and do not exceed certain dollar limits applicable to certain extensions of credit.

Indebtedness of Management

The bank has had, and expects in the future to have, banking transactions in the ordinary course of its business with many of the bank's and our company’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2007 such banking transactions were entered into and made in the ordinary course of business and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the bank and our company are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal and state laws and regulations.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES AND SERVICES

We selected the independent registered public accounting firm of Crowe Chizek and Company, LLC (“Crowe Chizek”) for the 2007 fiscal year.

Crowe Chizek's audit services include the annual audit examination, limited reviews of unaudited quarterly financial data, assistance in filings with various regulatory authorities and taxing authorities, aid with the annual report to shareholders and the provision of information regarding accounting principles and practices followed by the bank and our company in preparing its financial statements.

Audit Fees; Auditors to be Present

Fees incurred through the record date for services provided by our company’s independent registered public accounting firm for these periods were:
	2007	2006
Audit Fees (2007 not final)	$358,000	$358,830
Tax Fees (2007-2 years)	$66,600	$26,425
Form S-3 Trust Preferred	$90,000	$-
All Other Fees	$3,771	$75,000
Total Fees	$518,371	$460,255

The audit fees include fees for Sarbanes-Oxley related items. All other fees for 2007 were the costs associated with the Sarbanes-Oxley Workpapers Program. For 2006, the other fees were for the review of the offering materials in connection with our private placement of common stock on November 21, 2006 and the related review of the Form S-3 registration statement.

The Audit Committee previously adopted an Audit and Non-Audit Services Pre-Approval Policy for pre-approval of engagements for audit, audit-related and non-audit services by the independent registered public accounting firm. The policy requires that all audit services, audit-related services and tax services to be performed by the independent registered public accounting firm be pre-approved by the Audit Committee. Under the policy, unless a type of service has received general pre-approval, any such service will require specific approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

Representatives of Crowe Chizek will be present at the annual meeting and representatives will have the opportunity to make a statement and to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our company and bank directors and executive officers, and holders of more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of any equity securities of our company registered pursuant to Section 12 of the Exchange Act. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, we believe that, during 2007, all Section 16 filing requirements were met except that Form 4s for Frank Basirico (one report containing one transaction), Robert P. Beck (one report containing two transactions), William H. McGaughey (one report containing one transaction), Donald A. Pitcher (one report containing one transaction), Martin E. Plourd (one report containing one transaction), Thomas M. Shepherd (two reports containing a total of seven transactions) and Stephen H. Wacknitz (one report containing one transaction) were inadvertently late filed.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549 and may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, www.sec.gov, through which all forms filed electronically may be accessed. Additionally, all forms filed with the SEC are accessible through our website by way of a hyperlink to the SEC website. Additional shareholder information is available free of charge on our website: www.temvalbank.com. We post our annual reports to our website as soon as reasonably practicable after filing them with the SEC. None of the information on or hyperlinked from our website is incorporated into this proxy statement.

ADDITIONAL MATTERS AT THE MEETING

Our board of directors has no knowledge of any other matter that may come before the meeting, and does not intend to present any other matters. However, if any other matters shall come before the meeting or any adjournment or postponement thereof (including the election of any one or more substitutes for any of the foregoing nominees who are unable to, or for good reason will not, serve on our board of directors), the persons named as proxy holders will have the discretion and authority to vote the shares represented by a proxy in accordance with their best judgment except as otherwise described in this proxy statement under “Questions and Answers About the Meeting.”

ANNUAL REPORT

We have enclosed with this proxy statement our annual report on Form 10-K for 2007 along with the opinion of Crowe Chizek and Company, LLC, the independent registered public accounting firm engaged by us.

Upon written request by any person entitled to vote at the meeting, addressed to Donald A. Pitcher, Secretary of our company, at 27710 Jefferson Avenue, Suite A100, Temecula, CA  92590, we will provide, without charge, a copy of our 2007 annual report on Form 10-K, including the financial statements and the schedule thereto filed with the SEC pursuant to the Exchange Act.

By Order of the Board of Directors
                                        By: /s/ Donald A. Pitcher
Donald A. Pitcher
Secretary

Temecula, California
April 16, 2008

APPENDIX A

TEMECULA VALLEY BANCORP INC.
2004 STOCK INCENTIVE PLAN, as amended

TEMECULA VALLEY BANCORP INC.
2004 STOCK INCENTIVE PLAN

1.           Purpose of the Plan.  The purpose of this Temecula Valley Bancorp Inc. Stock Incentive Plan is to offer certain Employees, Directors and Consultants the opportunity to acquire a proprietary interest in the Company.  Through the Plan, the Company and its subsidiaries seek to attract, motivate and retain highly competent persons.  The success of the Company and its affiliates is dependent upon the efforts of these persons.  The Plan provides for the grant of Options to purchase common stock.  An Option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

2.    Definitions.  As used herein, the following definitions shall apply.

“2004 Plan” or “Plan” shall mean the Temecula Valley Bancorp Inc. 2004 Stock Incentive Plan, adopted as of March 24, 2004 by the Board of Directors, and as may be amended and restated from time to time.

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean the Board or any one of the Committees.

“Affiliate” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

“APB 25” shall mean Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning given to it under the Participant's employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate.  If the Participant does not have an employment agreement or the employment agreement does not define this term, or if the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant's service with the Company or an Affiliate, as determined by the Administrator.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee appointed by the Board in accordance with Section 3 below.

“Common Stock” shall mean the common stock of the Company, no par value.

“Company” shall mean Temecula Valley Bancorp Inc., a California corporation.

“Consultant” shall mean any natural person who performs bona fide Services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors and provided that the Services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company securities.

“Date of Grant” shall mean the effective date as of which the Administrator grants an Option to an Optionee.
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“Director” shall mean a member of the Board.

“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean any individual who is a common-law employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the exercise price of a share of Optioned Stock.

“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or a national market system or an electronic bulletin board, including without limitation, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the Over-the-Counter Bulletin Board, its fair market value shall be the closing sales price for such stock (or the closing representative bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

(iii)           In the absence of an established market for the Common Stock, its fair market value shall be determined, in good faith, by the Administrator, taking into account all material information available with respect to the value of a share of Common Stock, including, without limitation, the value of the tangible and intangible assets of the Company, the present value of its anticipated future cash flows, the market value of the stock or equity interests in other entities engaged in substantially the same business, recent arm’s length transactions involving the sale of Common Stock, and other relevant factors such as control premiums or discounts for lack of marketability.

“FASB” shall mean the Financial Accounting Standards Board.

“Grantee” shall mean any person who is granted an Option.

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and also includes adoptive relationships.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Mature Shares” shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time that is consistent with FASB's interpretation of APB 25.

“Non-Employee Director” shall mean a non-employee member of the Board.

“Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Notice of Stock Option Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

“Option” shall mean a stock option granted pursuant to the Plan.

“Option Agreement” shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.
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“Optioned Stock” shall mean the Common Stock subject to an Option.

“Optionee” shall mean any person who receives an Option.

“Participant” shall mean an Optionee or a Grantee.

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

“Service” shall mean the performance of services for the Company (or any Affiliate) by an Employee, Director or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

“Service Provider” shall mean an Employee, Director or Consultant.

“Share” shall mean a share of Common Stock.

“Tax” or “Taxes” shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Options.

“10% Shareholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate) on the Date of Grant, as applicable.

“Termination Date” shall mean the date on which a Participant's Service terminates, as determined by the Administrator in its sole discretion.

3.           Administration of the Plan.

(a)           Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

(i)           to determine the fair market value of the Common Stock;

(ii)           to select the Service Providers to whom Options may, from time to time, be granted under the Plan;

(iii)           to determine whether and to what extent Options are granted under the Plan;

(iv)           to determine the number of Shares that pertain to each Option;

(v)           to approve the terms of the Option Agreements;

(vi)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option. Such terms and conditions may include, but are
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not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Options may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine the method of payment of the Exercise Price;

(viii) with the prior approval of a majority of the Non-Employee Directors of the Administrator, reduce the Exercise Price of any Option to the then current fair market value if the fair market value of the Optioned Stock has declined since the Date of Grant of such Option;

(ix)           to delegate to others responsibilities to assist in administering the Plan;

(x)           to construe and interpret the terms of the Plan, Option Agreements and any other documents related to the Options; and

(xi)           to interpret and administer the terms of the Plan to comply with all Tax rules and regulations.

(c)           Effect of Administrator's Decision.  All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Options.  The Administrator's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

(d)           Liability.  No member of the Administrator shall be personally liable by reason of any mistake of judgment made in good faith while acting in such capacity if he or she was acting within her/his authority as a member of the Administrator at the time of the mistake, and the Company shall indemnify and hold harmless each member of the Administrator and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.  The Board shall make the determination if any such person shall be entitled to indemnification and such decision by the Board shall be made in good faith, final and binding.

4.           Stock Subject To The Plan.

(a)           Basic Limitation.  The total number of Options under the Plan may not exceed 1,200,000, subject to the adjustments provided for in Section 8 of the Plan. The total number of Options granted under the Plan to any one Participant during each calendar year shall not exceed 60,000.

(b)           Additional Shares.  In the event that any outstanding Option expires or is canceled or otherwise terminated, the Shares that pertain to the unexercised Option shall again be available for the purposes of the Plan.

5.           Eligibility.  The persons eligible to participate in the Plan shall be limited to Employees, Directors and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

6.           Option Terms.  Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below and shall be subject to all of the other provisions of the Plan.  Each Option Agreement evidencing an Incentive Stock Option shall be subject to the following applicable provisions (except ISOs if in conflict with Section 7) as well as Section 7 below.
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(a)           Exercise Price.

(i)           The Exercise Price of an Incentive Stock Option shall be determined by the Administrator but shall not be less than 100% of the fair market value of a Share on the Date of Grant of such Option, and the exercise price of a Non-Statutory Stock Option shall not be less than 100% of the fair market value of a Share on the Date of Grant of such Option.

(ii)           The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, or (D) any combination of the foregoing methods of payment.  The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares.  Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (x) recognize compensation expense for financial reporting purposes; (y) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (z) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

(b)           Vesting.  Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in any event all Options granted to an Optionee who is not an officer, Director or Consultant of the Company shall vest at a rate of at least 20% per year over five years from the Date of Grant of the Option subject to reasonable conditions such as continued employment.  An Option may not be exercised for a fraction of a Share and the Optionee shall receive cash in lieu thereof equal to the fair market value of such fraction on the date of exercise.

(c)           Term of Options.  No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

(d)           Procedure for Exercise.  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator.  Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section (a)(iii) above in this Section.  In the event of a cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

(e)           Effect of Termination of Service.

(i)           Termination of Service.  Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee's Termination Date, even if the date of exercise within such extended period is past the expiration date set forth in the Option Agreement, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than ten years after the date the Option was granted).  If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the
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Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan.  If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall immediately revert to the Plan.

(ii)           Disability of Optionee.  In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, even if the date of exercise within such extended period is past the expiration date set forth in the Option Agreement, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than ten years after the date the Option was granted).  To the extent the Optionee is not entitled to exercise the Option on the Termination Date, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan.  If, after Termination of Service due to Disability, the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall immediately revert to the Plan.

(iii)           Death of Optionee.  In the event that an Optionee should die while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, even if the date of exercise within such extended period is past the expiration date set forth in the Option Agreement, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than ten years after the date the Option was granted).  If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan.  If after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall immediately revert to the Plan.

(iv)           Cause.  In the event of termination of an Optionee's Service due to Cause, the Optionee's Options shall terminate on the Termination Date.

(v)           To the extent that the Company does not violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(A)           extend the period of time for which the Option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term; and/or

(B)           permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

(f)           Shareholder Rights.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 below.

(g)           Non-transferability of Options.  Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which Options are to be passed to beneficiaries upon the death of the trustor (settler) or by gift to Immediate Family. Notwithstanding the immediately preceding sentence, Incentive Stock Option transfers may be limited by the Administrator in order to comply with the Code and shall be further limited, if necessary, so that neither the transfer of an Option other than an Incentive Stock Option to such Immediate Family, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

(h)           10% Shareholder.  If any Grantee to whom an Option is granted is a 10% Shareholder on the Date of Grant, then the Exercise Price shall not be less than 110% of the fair market value of a Share on the Date of Grant of such Option.
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7.           Incentive Stock Options.  The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supersede any conflicting terms in Section 6 above.  Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

(a)           Eligibility.  Incentive Stock Options may only be granted to Employees.

(b)           Exercise Price.  The Exercise Price of an Incentive Stock Option shall not be less than 100% of the fair market value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

(c)           Dollar Limitation.  In the case of an Incentive Stock Option, the aggregate fair market value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000.  To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

(d)           Option Term for 10% Shareholder.  The Option term of an Incentive Stock Option granted to a 10% Shareholder shall not exceed five years measured from the Date of Grant of such Option.

(e)           Change in Status.  In the event of an Optionee's change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

(f)           Approved Leave of Absence.  If an Optionee is on an approved leave of absence, and the Optionee's reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

8.           Adjustments

(a)           Recapitalization, Etc.  If the outstanding Common Stock is hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Administrator in the number and kind of shares for which Options may be granted under the Plan. In addition, the Administrator shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised Options shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of the event. The adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per share.

(b)           Reorganization.  Upon a Reorganization (as hereinafter defined):

(i) If there is no plan or agreement with respect to the Reorganization (“Reorganization Agreement”), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised Options for cash or other property or securities of another corporation, then any outstanding and unexercised Options shall terminate as of a future date to be fixed by the Administrator; or
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(ii)           If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversion or exchange of the outstanding and unexercised Options for cash or other property or securities of another corporation, then the Administrator shall adjust the shares under the outstanding and unexercised Options, and shall adjust the shares remaining under the Plan which are then available for the issuance of Options under the Plan if the Reorganization Agreement makes specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of the Options and shares.

(c)           Reorganization Defined.  The term “Reorganization” as used in this Section 8 means any reorganization, merger, consolidation, share exchange or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any Options or the shares subject thereto, in any Reorganization Agreement that it does adopt.

(d)           Notice to Optionees.  The Administrator shall provide to each Optionee then holding an outstanding and unexercised Option not less than 30 calendar days’ advanced written notice of any date fixed by the Administrator pursuant to this Section 8 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised Options. Except as the Administrator may otherwise provide, each Optionee shall have the right during that period to exercise his or her Option only to the extent that the Option was exercisable on the date the notice was provided to the Optionee.

(e)           Adjustment Must Conform.  Any adjustment to any outstanding ISO pursuant to this Section 8, if made by reason of a transaction described in Section 424(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 424(a) of the Code affects the Common Stock subject to any unexercised ISO theretofore granted under the Plan (“old option”), the Board or the board of directors of any surviving or acquiring corporation may take such action as it deems appropriate, in conformity with the requirements of that Code Section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

(f)           No Modification.  No modification, extension, renewal, or other change in any Option granted under the Plan may be made, after the grant of the Option, without the Optionee’s consent, unless it is permitted by the provisions of the Plan and the option agreement. In the case of an ISO, Optionees are hereby advised that certain changes may disqualify the ISO from being considered as such under Section 422 of the Code, or constitute a modification, extension, or renewal of the ISO under Section 424(h) of the Code.

(g)           Good Faith of the Administrator.  All adjustments and determinations under this Section 8 shall be made by the Administrator in good faith in its sole discretion.

(h)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option.  To the extent it has not been previously exercised, an Option will terminate upon dissolution or liquidation of the Company.

9.           Cancellation and Regrant of Options.  The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options and to grant in substitution new Options covering the same or a different number of Shares but with an Exercise Price per Share based on the fair market value per Share on the new Date of Grant of the Option.  For purposes of Section 4 hereof, Shares underlying any Option cancelled by the Company in such exchange shall be available for issuance under the Plan; furthermore, except with respect to a Participant subject to Section 162(m) of the Code, a grant of any Option to a Participant pursuant to such exchange shall be disregarded for purposes of determining whether such Participant has exceeded any limitations hereunder limiting the amount of any type of Option or aggregate amount of Options that may be granted to a Participant (except to the extent the number of Shares underlying such Options exceeds the number of Shares underlying the Participant's cancelled Options).
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10.           Information to Holders of Options.  The Company shall provide to each Optionee, on an annual basis, the information required by Section 260.140.46, Title 10 of the California Code of Regulations and any successor law or regulation.

11.           Tax Withholding.

(a)           For corporate purposes, the Company's obligation to deliver Shares upon the exercise of Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

(b) To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options, provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder as follows:  The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option, a portion of those Shares with an aggregate fair market value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

12.           Effective Date and Term of the Plan.  The Plan was adopted by the Board on March 24, 2004, and shall become effective on the date of its approval by the Company's shareholders. Unless sooner terminated by the Administrator, the Plan shall continue until March 24, 2014.  When the Plan terminates, no Options shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Option previously granted under the Plan.

13.           Time of Granting Options.  The Date of Grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination to grant such Option, or such other date as determined by the Administrator; provided, however, that any Option granted prior to the date on which the Plan is approved by the Company's shareholders shall be subject to the shareholders' approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable period of time after the date of such grant.

14.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)           Effect of Amendment and Termination.  Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

15.           Regulatory Approvals.

(a)           The implementation of the Plan, the granting of any Options and the issuance of any Shares upon the exercise of any granted Options shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it, and the Shares issued pursuant to it.

(b)           No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) and under state law (if required) for the Shares issuable under the Plan.
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(c)           The receipt of Shares upon the exercise of an Option shall be conditioned upon the Optionee (or any other person who exercises the Option on his or her behalf as permitted by this Plan) providing to the Administrator a written representation that, at the time of such exercise, it is the intent of that person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that the restriction is not necessary under then pertaining law. The providing of the representation and the restrictions on transfer shall not, however, be required upon any person’s receipt of Shares under the Plan if, at the time of grant of the Option relating to receipt or upon receipt, whichever is the appropriate measure under applicable federal or state securities laws, the Optioned Stock is: (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended; and (ii) either qualified or exempt from qualification under applicable state securities laws.

16.           No Employment/Service Rights.  Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

17. Governing Law.  This Plan shall be governed by California law, applied without regard to conflict of law principles.

18.           Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without shareholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

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Revocable Proxy — Temecula Valley Bancorp Inc.
Annual Meeting of Shareholders — May 27, 2008
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Temecula Valley Bancorp Inc. (the “Company”) hereby constitutes and appoints Dr. Steven W. Aichle and
Mr. Richard W. Wright and each of them, with power to appoint their respective substitutes, as attorney and proxy to appear, attend and vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Temecula Creek Inn, 44501 Rainbow Canyon Road, Temecula, California 92592 at 10:00 a.m., local time, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. The Board of Directors of the Company recommends a vote “FOR ALL NOMINEES” on proposal 1 and “FOR” on proposal 2.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted for the proposals indicated and in accordance with the discretion of the proxy holder on any other business. All proxies heretofore given by the undersigned in connection with the actions proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the secretary of the Company, by issuance of a subsequent proxy or by voting at the annual meeting in person.

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 Hours a Day, 7 Days a Week!
Instead of mailing your proxy, you may choose one of the two voting methods offered below to vote your proxy.
VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 27, 2008.

VOTE BY INTERNET
•	Log onto the Internet and go to www.investorvote.com/tmcv
•	Follow the steps outlined on the secured website.

VOTE BY TELEPHONE
•	Call toll-free 1.800.652.VOTE (8683) within the United States, Canada & Puerto Rico, any time, on a touch-tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

ANNUAL MEETING PROXY CARD
➢	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
A.	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors.
☐ 01. Steven W. Aichle	☐ 02. Robert P. Beck	☐ 03. Neil M. Cleveland
☐ 04. George Cossolias	☐ 05. Luther J. Mohr	☐ 06. Stephen H. Wacknitz
☐ 07. Richard W. Wright

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees
01 02 03 04 05 06 07
☐ For All EXCEPT – To withhold a vote for one or more nominees, mark	☐ ☐ ☐ ☐ ☐ ☐ ☐
the box to the left and the corresponding numbered box(es) to the right

2.	Amendment of the 2004 Stock Incentive Plan.	FOR	AGAINST	ABSTAIN
☐	☐	☐

Mark the box to the right if you plan to attend the Annual Meeting. ☐

Authorized Signatures  — This section must be completed for your vote to be counted. — Date and sign below.
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

[change of address space]                                                                           [space for signature]

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